UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 9, 2011

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, NEW YORK 11780

(Address of principal executive offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On February 9, 2011, the State of New York filed a Notice of Appeal to the Appellate Division of the Supreme Court, Second Department, from the decision and order of the Court of Claims entered in favor of Gyrodyne Company of America, Inc. granting an additional judgment and allowance of $1,474,940.67 for fees and expenses incurred in its case for just compensation from the State of New York for land appropriated in 2005.  A copy of the Notice of Appeal is attached hereto as Exhibit 99.1.

Under the Rules of Procedure of the Appellate Division, Second Department, an appellant is allowed up to six (6) months from the date of its Notice of Appeal to perfect the appeal and file its brief.  Therefore, barring an extension given to the State of New York for cause, the State of New York’s brief will be due not later than August 9, 2011.

Item 9.01.  Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Exhibit

99.1	Notice of Appeal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

Date: February 14, 2011	By:	/s/ Stephen V. Maroney
Stephen V. Maroney
President and Chief Executive Officer